Exhibit 10.37
David M. Cordani
President and CEO
Routing W2SLT

900 Cottage Grove Road
Hartford, CT 06152
Telephone 860.226.7482
Facsimile 860.226.3099

December 6, 2020

Brian Evanko

Dear Brian:

I am pleased to offer the following compensation package in connection with your assumption of the role of EVP & Chief Financial Officer, reporting to me, effective January 1, 2021, subject to your written acceptance below:

•Base Salary – will increase to a pre-tax annualized rate of $800,000.

•Annual Incentive – your annual target will increase to $900,000 for the 2021 performance year.

•Long-Term Incentive – your annual long-term incentive target will increase to $2,800,000 for the 2021 annual grant.

NEW TOTAL ANNUAL COMPENSATION OPPORTUNITY:            $4,500,000

The changes above have no impact on previously awarded bonuses, stock options, or SPS grants. As an executive of the company, your compensation will be subject to any future program changes.

Brian, I look forward to continuing to partner with you.

Sincerely,

/s/ David M. Cordani

David M. Cordani

cc:    K. Gorodetzer
J. Murabito

Please indicate your acceptance of our offer by signing below and returning a copy to me no later than Tuesday, December 8, 2020.

Acceptance:    /s/ Brian Evanko

Date:        December 8, 2020